EXHIBIT 3.1

HALLIBURTON COMPANY
BY-LAWS
AS AMENDED

Offices
1.The registered office of Halliburton Company (the “Corporation”) required by the General Corporation Law of the State of Delaware (the “DGCL”) to be as set forth from time to time in the Certificate of Incorporation (as amended and/or restated, the “Certificate of Incorporation”). The Corporation’s principal executive office is located at 3000 N. Sam Houston Parkway East, Administration Building, Houston, Texas 77032. The Corporation shall also have offices at such other places as the Board of Directors may appoint.
Seal
2.The corporate seal shall have inscribed thereon around the margin the words “Halliburton Company” and “Delaware” and across the center thereof the words “Corporate Seal.” The Secretary shall have custody of the corporate seal and the Secretary or an Assistant Secretary shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary.
Stockholders’ Meetings
3.All meetings of the stockholders shall be held at such place as may be fixed by the Board of Directors, either within or without the State of Delaware, and as shall be stated in the notice of the meeting. The Board of Directors may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communication and may determine that any meeting of stockholders will not be held at any place but will be held solely or in part by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

4.Annual meetings of the stockholders shall be held on such dates and times as shall be designated by the Board of Directors and stated in the relevant notice of meeting. At each such meeting, the stockholders shall elect a Board of Directors in the manner provided for in the Certificate of Incorporation and transact such other business as may be brought before the meeting. At any meeting of stockholders where Directors are elected, each Director shall be elected by the vote of the majority of the votes cast by holders of shares of capital stock represented in person or by proxy and entitled to vote in the election of Directors; provided, that if the number of nominees exceeds the number of Directors to be elected as of the close of business on the tenth (10th) day preceding the earlier to occur of (i) the day on which the Corporation mails proxy materials to stockholders for the meeting or (ii) the day on which the Corporation mails notice of internet availability of proxy materials to stockholders for the meeting, the Directors shall be elected at such meeting by the vote of a plurality of the votes cast by the holders of shares of capital stock represented in person or by proxy at the meeting and entitled to vote on the election of Directors. For purposes of this Section 4, a majority of the votes cast means that the number of votes “for” a Director must exceed the number of votes “against” that Director; abstentions and broker non-votes will not be counted as votes “for” or “against.” As a condition to being nominated for election or reelection, each incumbent Director shall sign and deliver to the Board of Directors an irrevocable letter of resignation that is only deemed tendered as of the date of the certification of the election results for any Director who fails to achieve a majority of the votes cast at an election of Directors where Directors are elected by a majority of the votes cast. Such resignation shall only be effective upon acceptance by the Board of Directors. If an incumbent Director fails to achieve a majority of the votes cast at an election of Directors where Directors are elected by a majority of the votes cast, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation, considering all factors that the Board of Directors believes to be relevant, and will publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The resignation, if accepted by the Board of Directors, will be effective at the time of the Board of Directors’ determination to accept the resignation. Directors shall hold office until the next annual meeting of stockholders and until their successors shall be duly elected and qualified. With respect to matters other than the election of Directors considered and voted on at a meeting of stockholders of the Corporation, the affirmative vote of the majority of the votes cast by the holders of shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless a different or minimum vote is required by the Certificate of Incorporation, these By-laws, or any rule, law, or regulation applicable to the Corporation or the matter to be voted upon, in which case such different or minimum vote shall be the required vote for such matter. Abstentions and broker-nonvotes, if any, will not be considered votes cast in determining the vote outcome.

5.(a)    At an annual or special meeting of the stockholders, only such business (other than the election of Directors which is governed by Sections 6 and 7 of these By-laws) properly brought before the meeting shall be conducted. To be properly brought before a meeting of the stockholders, business must be a proper matter for stockholder action and be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or a duly authorized committee thereof; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or a duly authorized committee thereof; or (iii) otherwise properly brought before the meeting in accordance with this Section 5 by a person that is a stockholder of record both at the time of the giving of notice provided for in this Section 5 and at the time of the meeting and who is entitled to vote at the meeting. In addition to any other requirements, for business other than the election of directors to be properly brought before a meeting of the stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely under this Section 5, a stockholder’s notice must be delivered to and received by the Secretary at the Corporation’s principal executive office by hand or by certified or registered mail, return receipt requested (a) with respect to business to be conducted at an annual meeting of stockholders, not later than 5:00 p.m., Houston, Texas time, on the ninetieth (90th) day prior to the anniversary date of the immediately preceding annual meeting of stockholders nor earlier than 8:00 a.m., Houston, Texas time, on the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event the annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after such anniversary date or in the event than no annual meeting of stockholders was held in the previous year, notice by the stockholder must be delivered not earlier than 8:00 a.m., Houston, Texas time, on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than 5:00 p.m., Houston, Texas time, on the later of (1) the ninetieth (90th) day prior to the date of such annual meeting and (2) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is made by the Corporation; and (b) with respect to business to be conducted at a special meeting of stockholders, other than a notice of a stockholder or stockholders pursuant to Section 12 requesting that a special meeting be called, the requirements of which notice are provided in that section, not earlier than 8:00 a.m., Houston, Texas time, on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than 5:00 p.m., Houston, Texas time, on the later of (1) the ninetieth (90th) day prior to the date of such special meeting and (2) the tenth (10th) day following the day on which public announcement of the date of such special meeting is made by the Corporation. In no event shall any adjournment, rescheduling, or postponement of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

(b)In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive office not later than 5:00 p.m., Houston, Texas time, on the fifth (5th) day after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 5:00 p.m., Houston, Texas time, on the eighth (8th) day prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines under these By-laws, or enable or be deemed to permit a stockholder who has previously submitted a notice under these By-laws to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business, and/or resolutions proposed to be brought before a meeting of stockholders and no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any stockholder or the validity (or invalidity) of any proposed business that failed to comply with this Section 5 or is rendered invalid as a result of any inaccuracy therein.
(c)A stockholder’s notice to the Secretary shall set forth (i) as to each matter the stockholder proposes to bring before the meeting of stockholders, a brief description of the business proposed to be brought before the meeting, including the text of any resolution proposed for consideration and in the event that such business includes a proposal to amend these By-laws the language of the proposed amendment, and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the proposal is being made; (iii) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and that such stockholder or a Qualified Representative of the stockholder intends to appear in person at the meeting to bring the proposed business before the meeting; (iv) any substantial interest (within the meaning of Item 5 of Schedule 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the stockholder and of the beneficial owner, if any, in such business; (v) a description of (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder, such beneficial owner, and their respective affiliates or associates, including any shares of any class or series of capital stock of the Corporation such stockholder and such beneficial owner or any of their respective affiliates or associates has a right to acquire beneficial ownership of at any time in the future, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of capital stock of the Corporation, or any contract, derivative, swap, or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of capital stock of the Corporation, including due to the fact that the value of such contract, derivative, swap, or other transaction or series of transactions is determined by reference to the price, value, or volatility of any class or series of capital stock of the Corporation, whether or not such instrument, contract, or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any of their respective affiliates or associates may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract, or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any class or series of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”) owned beneficially by such stockholder, the beneficial owner, if any, or any of their respective affiliates or associates, (C) any agreement, arrangement, understanding (whether written or oral), relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner, or any of their respective affiliates or associates the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner, or any of their respective affiliates or associates with respect to any class or series of capital stock of the Corporation, or which provides the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of capital stock of the Corporation (any of the foregoing, a “Short Interest”) owned beneficially by such stockholder, the beneficial owner, if any, or any of their respective affiliates or associates, (D) any proportionate interest in capital stock of the Corporation or Derivative Instruments held by a general or limited partnership in which such stockholder, such beneficial owner, or any of their respective affiliates or associates is a general partner or beneficially owns an interest in a general partner of such general or limited partnership, and (E) any direct or indirect interest of such stockholder, such beneficial owner, and their respective affiliates or associates in any contract with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement, or consulting agreement); (vi) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner, and their respective affiliates or associates; (vii) a representation whether such stockholder and/or beneficial owner or their respective affiliates or associates intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal; (viii) a description of any agreement, arrangement, or understanding (whether written or oral) between the stockholder or the beneficial owner, if any, and their respective affiliates or associates, on the one hand, and any other person or persons, on the other hand (including their names) entered into (A) for the purposes of acquiring, holding, voting (except, in the case of a meeting of stockholders of the Corporation, pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at the meeting), or disposing of any capital stock of the Corporation, (B) to cooperate in obtaining, changing, or influencing the control of the Corporation (except independent financial, legal, and other advisors acting in the ordinary course of their respective businesses), (C) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, the stockholder or beneficial owner, if any, with respect to any capital stock of the Corporation, or (D) otherwise in connection with the proposed business, including with respect to such stockholder’s notice; (ix) a list of all transactions by the stockholder or the beneficial owner, if any, and their respective affiliates or associates involving any securities of the Corporation or any derivatives, hedged positions, and other economic or voting interests in or relating to the capital stock of the Corporation within the six-month period immediately prior to the date of the notice; (x) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (xi) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), contract, agreement, arrangement, understanding (whether written or oral), or relationship pursuant to which such stockholder, such beneficial owner, or any of their respective affiliates or associates has or shares a right to vote any shares of any class or series of capital stock of the Corporation; (xii) a description of any agreement, arrangement or understanding with respect to any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation owned beneficially by such stockholder, such beneficial owner, or any of their respective affiliates or associates that are separated or separable from the underlying class or series of capital stock of the Corporation; and (xiii) the names and addresses of other stockholders (including beneficial and record owners) known by the stockholder to provide financial or otherwise material support with respect to the proposed business to be brought before the meeting, and to the extent known, the number of shares of capital stock of the Corporation owned beneficially or of record by such other stockholders. To be considered a “Qualified Representative” of a stockholder, a person must provide evidence that they are a duly authorized officer, manager, or partner of the stockholder or authorized by a written document executed by the stockholder (or a reliable reproduction or electronic transmission of the writing) and delivered to the Corporation prior to the making of the proposal at the meeting on behalf of the stockholder stating that they are authorized to act for the stockholder as proxy at the meeting of stockholders. For purposes of Sections 5, 6, and 7, “affiliate(s)” and “associates(s)” shall have the respective meanings set forth in the general rules and regulations under the Exchange Act.
(d)Notwithstanding anything in these By-laws to the contrary, except in accordance with the procedures set forth in this Section 5 and Section 12, no business (other than the nomination and election of a person as a Director pursuant to Section 6, the nomination and election of a person as a Director and inclusion of such nominee in the Corporation’s proxy materials for an annual meeting of stockholders pursuant to Section 7, and matters properly brought under Rule 14a-8 (or any successor provision) of the Exchange Act and included in the Corporation’s notice of meeting), shall be conducted at an annual or special meeting of stockholders.

(e)The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5, and any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies or votes in respect of the item of business have been received by the Corporation. Further, if the stockholder proposing the item of business or a Qualified Representative does not appear at the meeting to present the item of business, including any item of business brought under Rule 14a-8 (or any successor provision) of the Exchange Act, the Chairman of the meeting shall determine that the item will be disregarded, notwithstanding that proxies in respect of the item of business have been received by the Corporation. Nothing in this Section 5(e) shall prevent the Board of Directors from making the determinations set forth in this Section 5(e) in advance of the meeting of stockholders.
(f)A stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 5.

6.(a)    At an annual or special meeting of the stockholders, only such nominations of persons for the election of Directors properly brought before the meeting shall be considered for election as Directors. To be properly brought before a meeting of the stockholders, nominations of Directors must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or a duly authorized committee thereof; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or a duly authorized committee thereof; or (iii) otherwise properly brought before the meeting in accordance with this Section 6 by a person that is a stockholder of record both at the time of the giving of notice provided for in this Section 6 and at the time of the meeting and who is entitled to vote in an election of Directors. In addition to any other requirements, for nominations to be properly brought before a meeting of the stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely under this Section 6, a stockholder’s notice must be delivered to and received by the Secretary at the Corporation’s principal executive office by hand or by certified or registered mail, return receipt requested (a) with respect to Director nominations to be considered at an annual meeting of stockholders, not later than 5:00 p.m., Houston, Texas time, on the ninetieth (90th) day prior to the anniversary date of the immediately preceding annual meeting of stockholders nor earlier than 8:00 a.m., Houston, Texas time, on the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event the annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after such anniversary date or in the event than no annual meeting of stockholders was held in the previous year, notice by the stockholder must be delivered not earlier than 8:00 a.m., Houston, Texas time, on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than 5:00 p.m., Houston, Texas time, on the later of (1) the ninetieth (90th) day prior to the date of such annual meeting and (2) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is made by the Corporation; and (b) with respect to Director nominations to be considered at a special meeting of stockholders, other than a notice of a stockholder or stockholders pursuant to Section 12 requesting that a special meeting be called, the requirements of which notice are provided in that section, not earlier than 8:00 a.m., Houston, Texas time, on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than 5:00 p.m., Houston, Texas time, on the later of (1) the ninetieth (90th) day prior to the date of such special meeting and (2) the tenth (10th) day following the day on which public announcement of the date of such special meeting is made by the Corporation. In no event shall any adjournment, rescheduling, or postponement of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice. The number of nominees a stockholder may nominate for election at the meeting of stockholders on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of Directors to be elected at such meeting.

(b)Notwithstanding anything in Section 6(a) to the contrary, in the event that the number of Directors to be elected to the Board of Directors at an annual meeting is increased after the time period for which nominations would otherwise be due under Section 6(a), and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least ten days prior to the deadline for nominations under Section 6(a), a stockholder’s notice required by this Section 6 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Corporation’s principal executive office not later than 5:00 p.m., Houston, Texas time, on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(c)In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive office not later than 5:00 p.m., Houston, Texas time, on the fifth (5th) day after the record date for the meeting in the case of the update and supplement required to be made as of the record date and not later than 5:00 p.m., Houston, Texas time, on the eighth (8th) day prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these By-laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines under these By-laws, or enable or be deemed to permit a stockholder who has previously submitted a nomination of Directors under these By-laws to amend or update any nomination proposal or to submit any new nomination proposal, including by changing or adding nominees to be brought before a meeting of stockholders and no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any stockholder or the validity (or invalidity) of any nomination that failed to comply with this Section 6 or is rendered invalid as a result of any inaccuracy therein.
(d)A stockholder’s notice to the Secretary shall set forth (i) the names of the nominees proposed for election as Directors; (ii) the name and address of the stockholder proposing such nomination, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the nomination is being made; (iii) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and that such stockholder or a Qualified Representative of the stockholder intends to appear in person at the meeting to bring the nominations before the meeting; (iv) any substantial interest (within the meaning of Item 5 of Schedule 14A (or any successor provision) under the Exchange Act of the stockholder and of the beneficial owner, if any, in such business; (v) a description of (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder, such beneficial owner, and their respective affiliates or associates, including any shares of any class or series of capital stock of the Corporation such stockholder and such beneficial owner or any of their respective affiliates or associates has a right to acquire beneficial ownership of at any time in the future, (B) any Derivative Instrument owned beneficially by such stockholder, the beneficial owner, if any, or any of their respective affiliates or associates, (C) any Short Interest owned beneficially by such stockholder, the beneficial owner, if any, or any of their respective affiliates or associates, (D) any proportionate interest in capital stock of the Corporation or Derivative Instruments held by a general or limited partnership in which such stockholder, such beneficial owner, or any of their respective affiliates or associates is a general partner or beneficially owns an interest in a general partner of such general or limited partnership, and (E), any direct or indirect interest of such stockholder, such beneficial owner, and their respective affiliates or associates in any contract with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement, or consulting agreement); (vi) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner, and their respective affiliates or associates; (vii) a description of any agreement, arrangement, or understanding (whether written or oral) between the stockholder or the beneficial owner, if any, and their respective affiliates or associates, on the one hand, and any other person or persons, on the other hand (including their names) entered into (A) for the purposes of acquiring, holding, voting (except, in the case of a meeting of stockholders of the Corporation, pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at the meeting), or disposing of any capital stock of the Corporation, (B) to cooperate in obtaining, changing, or influencing the control of the Corporation (except independent financial, legal, and other advisors acting in the ordinary course of their respective businesses), (C) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, the stockholder or beneficial owner, if any, with respect to any capital stock of the Corporation, or (D) otherwise in connection with the proposed nominations, including with respect to such stockholder’s notice; (viii) a list of all transactions by the stockholder or the beneficial owner, if any, and their respective affiliates or associates involving any securities of the Corporation or any derivatives, hedged positions, and other economic or voting interests in or relating to the capital stock of the Corporation within the six-month period immediately prior to the date of the notice; (ix) all other information relating to the stockholder or the beneficial owner, if any, that is required to be disclosed in solicitations for proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A (or any successor provision) under the Exchange Act; (x) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the nomination pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (xi) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), contract, agreement, arrangement, understanding (whether written or oral), or relationship pursuant to which such stockholder, such beneficial owner, or any of their respective affiliates or associates has or shares a right to vote any shares of any class or series of capital stock of the Corporation; (xii) a description of any agreement, arrangement, or understanding with respect to any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation owned beneficially by such stockholder, such beneficial owner, or any of their respective affiliates or associates that are separated or separable from the underlying class or series of capital stock of the Corporation; (xiii) the names and addresses of other stockholders (including beneficial and record owners) known by the stockholder to provide financial or otherwise material support with respect to the proposed nominations to be brought before the meeting, and to the extent known, the number of shares of capital stock of the Corporation owned beneficially or of record by such other stockholders; (xiv) set forth as to each proposed nominee (A) the name, age, business address, and residence address of the person, (B) the principal occupation or employment of the person, (C) the number of shares of capital stock of the Corporation and Derivative Instruments, Short Interests, hedged positions, and other economic or voting interests in or relating to the capital stock of the Corporation, in each case which are owned by the person, (D) any Voting Commitments (as defined below) or other arrangements with respect to the person’s actions as a Director, (E) whether the person (1) is or has been, within the past three (3) years, an officer, director, or employee of the stockholder nominating such person, (2) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has previously been convicted in a criminal proceeding (excluding traffic violations and other minor offenses), or (3) is subject to any order of the type specified in Rule 506(d) (or any successor provision) of Regulation D promulgated under the Securities Act of 1933, as amended, and (F) all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A (or any successor provision) under the Exchange Act; (xv) set forth information as to any financial transactions, compensation, or other payments or financial benefits received by the proposed nominee and any of the proposed nominee’s associates and affiliates during the past three (3) years from any of the stockholder, the beneficial owner, if any, on whose behalf the notice is being given, any of their respective associates and affiliates, or any other person on their behalf, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision) if such stockholder and such beneficial owner, or any of their respective affiliates or associates, or person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (xvi) include with respect to each proposed nominee, a completed and signed questionnaire and a signed representation and agreement as required by Section 6. The Corporation may require (i) a stockholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made, to furnish, within five (5) days after the information is requested, such other information as may reasonably be required to facilitate disclosure to stockholders of all material facts that, in the reasonable discretion of the Corporation, are relevant for stockholders to make an informed decision on any proposed nominee; and (ii) any proposed nominee to furnish, within five (5) days after the information is requested, such other information as may reasonably be required by the Corporation to determine whether such proposed nominee is qualified under the Certificate of Incorporation, these By-laws, or the rules or regulations of any stock exchange applicable to the Corporation to serve as a director and or an independent Director of the Corporation, or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(e)The notice required by Section 6(a) shall include a representation as to whether the stockholder and/or beneficial owner making the nomination, or any of their respective affiliates or associates, intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to stockholders in accordance with Rule 14a-19 (or any successor provision) under the Exchange Act; (ii) to solicit proxies or votes in support of the election of any proposed nominee in accordance with Rule 14a-19 (or any successor provision) under the Exchange Act; or (iii) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l) (or any successor provision)) with respect to the nomination, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.
(f)To be eligible to be a nominee by a stockholder for election or reelection as a Director, the proposed nominee must deliver to the Secretary at the Corporation’s principal executive office, in accordance with the time periods and methods prescribed for in Section 6 for delivery of notice (i) a written questionnaire with respect to the background and qualification of such proposed nominee (which form of questionnaire shall be provided by the Secretary within five business days upon receipt of a written request by a stockholder of record identified by name); (ii) a written consent to serve as a Director if elected; and (iii) a written representation and agreement (in the form provided by the Secretary within five business days upon receipt of a written request by a stockholder of record identified by name) that such proposed nominee (a) intends to serve as a Director for the full term for which such person is standing for election; (b) is not and will not become a party to (1) any agreement, arrangement, or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in writing or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply with such proposed nominee’s fiduciary duties under applicable law, if elected as a Director; (c) except as disclosed to the Corporation in writing, (1) is not and will not become a party to any agreement, arrangement, or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, indemnification, or other payment in connection with candidacy or service as a Director and (2) has not received any such compensation or other payment from any person or entity other than the Corporation in connection with candidacy or service as a Director; and (d) would be in compliance, if elected as a Director, and will comply with all applicable laws and stock exchange listing standards, the applicable provisions of these By-laws, and all publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation applicable to Directors.

(g)The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions of this Section 6, and the defective nomination shall be disregarded and such nomination not properly brought before the meeting shall not be considered, notwithstanding that proxies or votes in respect of the nominee have been received by the Corporation. Further, if the stockholder proposing the nominee or a Qualified Representative does not appear at the meeting to present the nomination, the Chairman of the meeting shall determine that the nomination will be disregarded, notwithstanding that proxies in respect of the nomination have been received by the Corporation.
(h)Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by law, if any stockholder that nominates persons for election under this Section 6 provides notice pursuant to Rule 14a-19(b) (or any successor provision) under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) (or any successor provision) and Rule 14a-19(a)(3) (or any successor provision) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) (or any successor provision) under the Exchange Act in accordance with the following sentence), then such stockholder’s nominations shall be disregarded and the Corporation shall disregard any proxies or votes in respect of such nominees notwithstanding that the nominees are included as nominees in the Corporation’s proxy statement, notice of meeting, or other proxy material for any meeting of stockholders. If any nominating stockholder provides notice pursuant to Rule 14a-19(b) (or any successor provision) under the Exchange Act, such nominating stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) (or any successor provision) under the Exchange Act.
(i)A stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 6. Without limiting the generality of the foregoing, any stockholder who intends to nominate a person or persons for election to the Board of Directors of the Corporation must comply in all respects with Regulation 14A (or any successor provision) under the Exchange Act and the Board of Directors shall have the authority to determine whether a stockholder has satisfied such requirement.
7.    (a)    Inclusion of Stockholder Nominee in the Corporation’s proxy materials. Subject to the terms and conditions of these By-laws, the Corporation shall include in its proxy materials for an annual meeting of stockholders the name (which shall also be included on the Corporation’s form of proxy and ballot) of, and the Required Information (as defined in Section 7(e)) relating to, any nominee for election or reelection to the Board of Directors satisfying the eligibility requirements of this Section 7 (a “Stockholder Nominee”), and who is identified in a timely and proper notice that both complies with this Section 7 (the “Stockholder Notice”) and is given by a stockholder on behalf of one or more stockholders or beneficial owners (an “Eligible Stockholder”) that:

(i)    expressly elects at the time of the delivery of the Stockholder Notice to have such Stockholder Nominee included in the Corporation’s proxy materials;

(ii)    Owns and has Owned continuously for at least three (3) years as of the date of the Stockholder Notice, a number of shares that represents at least three percent (3%) of the issued and outstanding common stock, par value $2.50 per share of the Corporation (“Common Stock”) as of the date of the Stockholder Notice (the “Required Shares”); and

(iii)    satisfies such additional requirements as set forth in these By-laws.

(b)    Ownership aggregation. For purposes of qualifying as an Eligible Stockholder and satisfying the Ownership requirements under Section 7(a)(ii):

(i)    the issued and outstanding shares of Common Stock Owned by one or more stockholders and beneficial owners that each stockholder and/or beneficial owner has individually Owned continuously for at least three (3) years as of the date of the Stockholder Notice may be aggregated in order to meet the required three percent (3%) threshold, provided that the number of stockholders and beneficial owners whose Ownership of shares that is aggregated for such purpose shall not exceed twenty (20) and that any and all requirements and obligations for an Eligible Stockholder set forth in this Section 7 are satisfied by and as to each such stockholder and beneficial owner (except as noted with respect to aggregation or as otherwise provided in this Section 7); and

(ii)    two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner.

(c)    Determination of Ownership. For purposes of these By-laws:

(i)    A stockholder or beneficial owner shall be deemed to “Own” only those issued and outstanding shares of Common Stock as to which such person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with this Section 7(c) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of issued and outstanding shares of Common Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliates. The terms “Owned,” “Ownership,” “Owning,” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, shall have correlative meanings.

(ii)    A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(iii)    A stockholder or beneficial owner’s Ownership of otherwise Owned shares shall be deemed to continue during any period in which the person has loaned such shares in the ordinary course of business, provided that the person has retained the power to recall such loaned shares on not more than five (5) business days’ notice, the person gives notice to recall the loaned shares within three (3) business days of being notified that its Stockholder Nominee is expected to be included in the Corporation’s proxy materials for the relevant annual meeting of stockholders assuming applicable requirements are met, and the person continuously holds the recalled shares through and as of the date of the annual meeting of stockholders.

(d)    Participation limited to one Eligible Stockholder. No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Stockholder under this Section 7.

(e)    Required Information to be included in the Corporation’s proxy materials. For purposes of this Section 7, the “Required Information” that the Corporation will include in its proxy materials is:

(i)    the information set forth in the Schedule 14N under the Exchange Act (“Schedule 14N”) provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy materials by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(ii)    if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy materials for the annual meeting of stockholders (the “Stockholder Statement”).

Notwithstanding anything to the contrary contained in this Section 7, the Corporation may omit from its proxy materials any information or Stockholder Statement that the Corporation, in good faith, believes would violate any applicable law, rule, regulation, or listing standard. For the avoidance of doubt, and notwithstanding anything to the contrary in this Section 7 or otherwise in these By-laws, the Corporation may in its sole discretion solicit against and include in its proxy materials its own statements (including without limitation any statement in opposition to the Stockholder Nominee) or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(f)    Information required of Eligible Stockholder. The Stockholder Notice shall set forth all information and materials required in the stockholder notice under Section 6 as to each stockholder or beneficial owner that together is an Eligible Stockholder and provide all questionnaires, consents, representations, and agreements required from the proposed nominee under Sections 5 and 6 for each Stockholder Nominee, and in addition shall include or be accompanied by:

(i)    the written consent of each Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a Director if elected;

(ii)    a copy of the Schedule 14N that has been or will be filed with the SEC under Exchange Act Rule 14a-18 (or any successor provision);

(iii)    the written agreement of the Eligible Stockholder (in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(A) setting forth and certifying to the number of shares of Common Stock it Owns and has Owned continuously for at least three (3) years as of the date of the Stockholder Notice and its intentions with respect to continuing to Own such shares for at least one (1) year following the annual meeting of stockholders, which statement shall also be included in the Schedule 14N filed by the Eligible Stockholder with the SEC;

(B) the Eligible Stockholder’s agreement to provide (1) the information required under Sections 5 and 6 above, and (2) written statements from the record holder and intermediaries as required under Section 7(h) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case through and as of the business day immediately preceding the date of the annual meeting of stockholders;

(C) the Eligible Stockholder’s representation and warranty that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 7, (3) has not engaged and will not engage in, and has not been and will not be a “participant” (as defined in Item 4 of Exchange Act Schedule 14A) (or any successor provision) in, a “solicitation” within the meaning of Exchange Act Rule 14a-1(l) (or any successor provision) in support of the election of any individual as a Director at the annual meeting of stockholders other than its Stockholder Nominee or a nominee of the Board of Directors, and (4) will not distribute any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation; and

(D) the Eligible Stockholder’s agreement to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its Directors, officers, and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its Directors, officers, or employees arising out of any nomination submitted or information provided by the Eligible Stockholder or its Stockholder Nominee pursuant to this Section 7, (3) comply with all laws, rules, regulations, and listing standards applicable to its nomination and any solicitation in connection with the annual meeting of stockholders, (4) file all materials described in Section 7(h)(iii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A (or any successor provision) or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A (or any successor provision), and (5) provide to the Corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the Corporation; and

(iv)    in the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(g)    Timing of Stockholder Notice. To be timely under this Section 7, a Stockholder Notice shall be delivered to and received by the Secretary at the Corporation’s principal executive office by hand or by certified or registered mail, return receipt requested within the time frame provided in Section 6 with respect to an election of Directors to be held at an annual meeting of stockholders (such time frame for purposes of this Section 7, the “Proxy Access Notice Window”). In no event shall any adjournment, rescheduling, or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder Notice.

(h)    Evidence of Required Share Ownership. An Eligible Stockholder must:

(i)    within five (5) days after the date of the Stockholder Notice (and in any event no later than the closing of the Proxy Access Notice Window), provide one or more written statements, dated not more than seven (7) days prior to the date provided, from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously, in compliance with this Section 7;

(ii)    include in the Schedule 14N filed with the SEC a statement certifying that it Owns and has Owned the Required Shares in compliance with this Section 7;

(iii)    file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s Directors or Director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A (or any successor provision) or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A (or any successor provision); and

(iv)    as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, not later than five (5) business days after the date of the Stockholder Notice (and in any event no later than the closing of the Proxy Access Notice Window), provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy Section 7(b)(ii).

The information provided pursuant to this Section 7(h) shall be deemed part of the Stockholder Notice for purposes of this Section 7.

(i)    Correction of erroneous information regarding Eligible Stockholder or Stockholder Nominee. In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct, and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly, and in any event within forty-eight (48) hours of discovery of such misstatement or omission, notify the Secretary at the Corporation’s principal executive office and provide the information that is required to make such information or communication true, correct, complete, and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 7.

(j)    Omitting Stockholder Nominee. Notwithstanding anything to the contrary contained in this Section 7, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i)    the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 7), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 7) was not, when provided, true, correct, complete, and not misleading, or the requirements of this Section 7 have otherwise not been met;

(ii)    the Stockholder Nominee (A) is not independent under the listing standards of the NYSE, any applicable rules of the SEC, and the Corporation’s Corporate Governance Guidelines, in each case as determined by the Board of Directors, (B) does not qualify as independent under the audit committee and compensation committee independence requirements set forth in the listing standards of the NYSE or as a “non-employee director” under Exchange Act Rule 16b-3 (or any successor provision), (C) is or has been, within the past three (3) years, an officer, director, or employee of the Eligible Stockholder nominating such person, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has previously been convicted in a criminal proceeding (excluding traffic violations and other minor offenses), or (E) is subject to any order of the type specified in Rule 506(d) (or any successor provision) of Regulation D promulgated under the Securities Act of 1933, as amended;

(iii)    a notice is delivered to the Corporation under Section 6 indicating that any stockholder intends to nominate any candidate for election to the Board of Directors unless that notice is expressly withdrawn in the Stockholder Notice; or

(iv)    the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to be in violation of the Certificate of Incorporation, these By-laws, or any applicable state or federal law, rule, regulation, or listing standard.

(k)    Maximum number of Stockholder Nominees. The maximum number of Stockholder Nominees that may be included in the Corporation’s proxy materials pursuant to this Section 7 shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of Directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 7, or if such amount is not a whole number, the next lower whole number; provided, however, that this number shall be reduced by (i) any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 7 but ceases to satisfy the eligibility requirements of Section 7 after the Corporation’s receipt of the Stockholder Notice, whose nomination is subsequently withdrawn, or that the Board of Directors decides to nominate as a Board of Directors nominee or otherwise appoint to the Board of Directors; (ii) the number of Director candidates or Directors in office for whom access to the Corporation’s proxy materials was previously provided or requested pursuant to this Section 7 other than (A) any such Director referred to in this clause (ii) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (B) any such Director who at the time of such annual meeting will have served as a Director continuously, as a nominee of the Board of Directors, for at least two annual terms; and (iii) the number of Director candidates or Directors in office that were elected or appointed to the Board of Directors, or will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee, pursuant to an agreement, arrangement, or other understanding (whether written or oral) with a stockholder or group of stockholders (other than any such agreement, arrangement, or understanding entered into in connection with an acquisition of Common Stock, by such stockholder or group of stockholders, from the Corporation), other than any such Director referred to in this clause (iii) who at the time of such annual meeting will have served as a Director continuously, as a nominee of the Board of Directors, for at least two annual terms, but only to the extent the maximum number after such reduction with respect to this clause (iii) equals or exceeds one. In the event that one or more vacancies for any reason occurs after the deadline in Section 7(g) for delivery of the Stockholder Notice but before the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number shall be calculated based on the number of Directors in office as so reduced, and Stockholder Nominees will be eliminated in the reverse order in which such nominees were eligible for inclusion in accordance with the following paragraph.

Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 7 shall (i) rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 7 exceeds the maximum number and (ii) explicitly specify and include the respective rankings referred to in the foregoing clause (i) in the Stockholder Notice delivered to the Corporation with respect to all Stockholder Nominee(s) submitted pursuant thereto. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 7 exceeds this maximum number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: Each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) will have its highest ranking Stockholder Nominee (as ranked pursuant to the preceding sentence) selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of Common Stock of the Corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation (with the understanding that an Eligible Stockholder may not ultimately have any of its Stockholder Nominees included if the maximum number has previously been reached). If the maximum number is not reached after one Stockholder Nominee is selected for each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder), this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 7 is thereafter nominated by the Board of Directors or appointed to the Board of Directors, or not included in the Corporation’s proxy materials, or not submitted for Director election for any reason (including the withdrawal of such Stockholder Nominee or the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 7), whether before or after the mailing or other distribution of the Corporation’s proxy materials, the Corporation shall not be required to include any other nominee or nominees in the Corporation’s proxy materials or otherwise submit any person for Director election in substitution thereof.

(l)    Stockholder Nominee ineligibility. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders for any reason, including for the failure to comply with any provision of these By-laws (provided that in no event shall any such withdrawal, ineligibility, or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares of capital stock present in person or represented by proxy and entitled to vote in the election of Directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 7 for the next two annual meetings of stockholders. In the event that any stockholders or beneficial owners, either individually or as part of a group, nominates either a Stockholder Nominee pursuant to this Section 7 or a nominee pursuant to Section 6 that is elected to the Board of Directors, then such stockholders or beneficial owners shall not be permitted to utilize the provisions set forth in this Section 7 for the next two annual meetings of stockholders after such person is elected to the Board of Directors other than to re-nominate such person pursuant to this Section 7 for reelection to the Board of Directors.

(m)    Board of Directors interpretations and determinations. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 7 and to make any and all determinations necessary or advisable to apply this Section 7 to any persons, facts, or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Stockholder Notice complies with this Section 7 and has otherwise met the requirements of this Section 7, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 7, and (iv) whether any and all requirements of this Section 7 (including any applicable requirements of Section 6) have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners). Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by law or otherwise determined by the Chairman of the meeting or the Board of Directors, if (i) the Eligible Stockholder or (ii) a Qualified Representative of the stockholder does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation.

This Section 7 shall be the exclusive method for stockholders to require the Corporation to include nominees for Director election in the Corporation’s proxy materials for an annual meeting of stockholders (including, without limitation, any proxy card or written ballot, but excluding nominees required to be included in a proxy card or written ballot pursuant to Rule 14a-19 of the Exchange Act).

8.(a)    The holders of a majority in voting power of the issued and outstanding shares of capital stock present in person or represented by proxy and entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders for the transaction of business. The Chairman of the Board of Directors, the Chief Executive Officer, or the Chairman of the meeting may adjourn a meeting of stockholders from time to time, whether or not there is a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
(b)Any meeting of stockholders, annual or special, may adjourn from time to time (including adjourning to address a technical failure to convene or continue a meeting using remote communication) to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof (i) are announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 10; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.
9.Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power upon the matter in question.
10.Unless otherwise required by law, the Certificate of Incorporation or these By-laws, notice of a meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting directed to such stockholder’s address as it appears on the records of the Corporation. The notice shall specify (a) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (b) the place, if any, date and time of such meeting, (c) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (d) in the case of a special meeting, the purpose or purposes for which such meeting is called.

11.The Corporation shall prepare a complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Meetings of stockholders shall be presided over by such person as the Board of Directors may designate as Chairman of the meeting, or in the absence of such a person, the Chairman of the Board, or if none or in the Chairman of the Board’s absence or inability to act, the Chief Executive Officer, or if none or in the Chief Executive Officer’s absence or inability to act, such other officer as may be present at the meeting. The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint any person present to act as secretary of the meeting. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate, or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate, or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules, and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

12.Special meetings of the stockholders shall be called by the Secretary or an Assistant Secretary upon the request of the Chairman of the Board, the Chief Executive Officer, the President (if a Director), or the Board of Directors.
Subject to the provisions in this Section 12, special meetings of the stockholders shall also be called by the Secretary or an Assistant Secretary upon a written request delivered to and received by the Secretary at the Corporation’s principal executive office by hand or by certified or registered mail, return receipt requested, signed by (i) a stockholder Owning at least ten percent (10%) of the issued and outstanding capital stock entitled to vote on the matter to be presented at the meeting or (ii) two or more stockholders Owning in the aggregate at least twenty-five percent (25%) of the issued and outstanding capital stock entitled to vote on the matter to be presented at the meeting. The record date for determining stockholders entitled to request a special meeting shall be the date on which the first request for such special meeting was delivered to the Secretary. The stockholder’s written request shall be accompanied by one or more written statements, dated within seven (7) days from the date provided, from the record holder(s) of the requisite number of shares and from each intermediary through which such shares are or have been held, specifying the number of shares that the stockholder Owns. Except as otherwise provided in this Section 12, Sections 5 and 6 shall apply with respect to such request.
A stockholder may revoke the request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares required in order for the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.
Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if the Board of Directors (i) has called or calls for a meeting of stockholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request or (ii) determines in good faith that the business of a meeting held within ninety (90) days prior of the receipt of the meeting request (among any other matters properly brought before the meeting) was the same as or substantially similar to the business specified in the request. For purposes of the preceding sentence, the election of directors shall be deemed substantially similar to any item involving the election or removal of directors. Furthermore, a special meeting request shall not be valid (and the Board of Directors shall have no obligation to call a special meeting in respect of such special meeting request) if it relates to an item of business that is not a proper subject for stockholder action under applicable law.

13.(a)    Stockholder action by written consent. In the case of action to be taken by a stockholder or stockholders by written consent, no written consent shall be effective to take the action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to and received by the Corporation in accordance with this Section 13 within sixty (60) days of the record date for taking such action by written consent, or if no such record date has been set, within sixty (60) days of the date the earliest dated written consent was received by the Corporation in accordance with this Section 13. Every written consent shall be signed by one or more persons who as of the record date are stockholders of record and shall be delivered to and received by the Secretary at the Corporation’s principal executive office by hand or by certified or registered mail, return receipt requested.
(b)    Record date for stockholder action by written consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall request the Board of Directors to fix a record date, which request shall be in proper form and delivered to and received by the Secretary at the Corporation’s principal executive office. To be in proper form, such request must be in writing and shall state the purpose or purposes of the action or actions proposed to be taken by written consent. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal executive office, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery of such consent shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the 5:00 p.m., Houston, Texas time, on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)    Inspector of stockholder written consent. In the event of the delivery, in the manner provided by this Section 13, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage an independent inspector of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspector to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspector certifies to the Corporation that the consents delivered to the Corporation in accordance with this Section 13 represent at least the minimum number of votes necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspector, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
14.Vacancies caused by the death or resignation of any Director and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a vote of at least a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual meeting of the stockholders.
15.The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may, but does not need to, include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents, or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.
16.Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or any Executive Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of capital stock or other securities in any other corporation or entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

Board of Directors and Committees
17.The property and business of the Corporation shall be managed by its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall not be less than eight (8) nor more than twenty (20). Within these limits, the number of Directors shall be determined by resolution of the Board of Directors.
18.The Directors shall hold their meetings in Houston, Texas, and at such other places as they may designate, and may keep the books of the Corporation outside of Delaware, in the City of Houston, Texas, or at such other places as they may determine.
19.In addition to the powers and authorities conferred by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are permitted by the Certificate of Incorporation and not by statute required to be exercised or done by the stockholders.
20.Each Director shall be paid such fees as the Board of Directors may by resolution determine.
21.The Board of Directors may, by resolution passed by the Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Directors in the management of the business and affairs of the Corporation.

Meetings of the Board of Directors and Standing and Special Committees

22.Immediately after each annual meeting of stockholders, the newly elected Board of Directors shall meet and for the ensuing year elect such officers as may be determined by the Board of Directors and shall attend to such other business as may come before the Board of Directors.
23.Regular meetings of the Board of Directors and standing or special committees of the Board of Directors may be held without notice at such time and place as shall be determined by the Board of Directors or the committees, as applicable.
24.At all meetings of the Board of Directors and standing or special committees, a majority of Directors or committee members, as applicable, shall constitute a quorum.
25.Special meetings of the Board of Directors or standing or special committees may be called by the Chairman of the Board, such number of Directors as would constitute a quorum with respect to a meeting of, as applicable, the Board of Directors or committee, the Chief Executive Officer, the President (if a Director), or the Secretary upon one (1) days’ notice to each Director or committee member, as applicable, either personally or in the manner permitted by Section 32.
Officers
26.The Board of Directors shall elect a Chief Executive Officer and a Secretary and shall choose a Chairman of the Board from among its members. The Board of Directors may also elect a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, and such other officers as the Board of Directors deems appropriate. Each such officer shall hold office after his or her election until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon notice in writing or by electronic transmission to the Secretary at the Corporation’s principal executive office. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors at any regular or special meeting of the Board of Directors.
27.The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent, or employee to give security for the faithful performance of his or her duties.

Capital Stock
28.(a)    Shares. The shares of capital stock of the Corporation shall be represented by certificates or shall be uncertificated. Each registered holder of shares, upon request to the Corporation, shall be provided with a certificate of stock, representing the number of shares owned by such holder. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation.
The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of uncertificated shares or certificates for shares of capital stock.
(b)Certificates for shares of Capital Stock. The certificates for shares of capital stock shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by any two authorized officers which shall include, without limitation, the Chairman of the Board, the Chief Executive Officer, the President (if any), any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary, of the Corporation, countersigned by an independent transfer agent and registered by an independent registrar. Any or all of the signatures may be facsimiles if permitted by the regulations of the NYSE then in effect.
In case any officer of the Corporation, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent, or registrar before such certificate is issued, it may nevertheless be issued and delivered by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
All certificates for shares of capital stock of the Corporation shall be consecutively numbered for each class or series of capital stock as the same are issued. The name of the person owning the shares of capital stock represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.
(c)Statements relating to uncertificated shares. Within two (2) business days after uncertificated shares of capital stock have been registered, the Corporation or its transfer agent shall send to the registered owner thereof a written statement containing a description of the issue of which such shares are a part, the number of shares registered, the date of registration, and such other information as may be required or appropriate, including, without limitation, a statement of any transfer restrictions applicable to such shares.
(d)Record owners. The Corporation shall (i) be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation to receive dividends and to vote as such owner and (ii) not be bound to recognize any equitable or other claim to or interest in any share of the Corporation on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Transfer of Shares of Capital Stock

29.Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of capital stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation shall issue or cause to be issued uncertificated shares or, if requested by the appropriate person, a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, the issuance of new equivalent uncertificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.
Record Dates
30.(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting. The Board of Directors shall establish a record date for a special meeting of stockholders requested to be held by a stockholder or stockholders pursuant to Section 12 within thirty (30) days of the receipt of the request.
(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Dividends

31.Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting.
Notice

32.(a)     Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these By-laws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these By-laws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.
(b)    Except as otherwise provided herein or permitted by applicable law, notices to any Director may be in writing and delivered personally or mailed to such Director at such Director’s address appearing on the books of the Corporation or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such Director of electronic transmissions appearing on the books of the Corporation.

(c)     Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these By-laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 32(c), shall be deemed to have consented to receiving such single written notice. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.
Amendment or Repeal of By-laws

33.These By-laws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of the majority of the stockholders entitled to vote at such meeting and present or represented at the meeting, or by the affirmative vote of the majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal be contained in the notice of such special meeting.
Provisions for National Emergencies
34.(a)    Emergency By-laws. This Section 34 shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, including, but not limited to, an epidemic or pandemic, a declaration of a national emergency by the United States government, or other similar emergency condition, irrespective of whether a quorum of the Board of Directors or a standing committee thereof can readily be convened for action (an “Emergency”), notwithstanding any different or conflicting provision in the these By-laws, the Certificate of Incorporation or the DGCL. To the extent not inconsistent with the provisions of this Section 34, the other provisions of these By-laws and the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Section 34 shall cease to be operative.

(b)Notice. During any Emergency, a meeting of the Board of Directors or a duly authorized committee thereof may be called by any Director or officer and notice of the place and time of any such meeting of the Board of Directors or any duly authorized committee thereof may be given only to such Directors as it may be feasible to reach at the time and by such means as may be feasible at the time. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit. No notice of such meeting need be given to the Designated Officers (as defined below) or to the officers.
(c)Quorum. At any meeting of the Board of Directors or any duly authorized committee thereof, called in accordance with subsection (b) of this Section 34, the Director or Directors in attendance at the meeting shall constitute a quorum. Vacancies on the Board of Directors, or any duly authorized committee thereof, may be filled by a majority vote of the Directors in attendance at the meeting. In the event that no Directors are able to attend the meeting of the Board of Directors, then the Designated Officers in attendance shall serve as Directors for the meeting, without any additional quorum requirement and will have full powers to act as Directors of the Corporation for such meeting. For purposes of this Section 34, “Designated Officers” means a list of officers of the Corporation who shall be deemed to be Directors of the Corporation for purposes of obtaining a quorum during an Emergency if a quorum of Directors cannot otherwise be obtained during such Emergency, which officers have been designated by the Board of Directors or a duly authorized committee thereof, as the case may be, from time to time but in any event prior to such time or times as an Emergency may have occurred. If the Board of Directors or a duly authorized committee thereof has not approved a list of Designated Officers prior to the Emergency, then the officers of the Corporation in attendance who hold the title of President Eastern Hemisphere, President Western Hemisphere, or Executive Vice President shall serve as Directors for the meeting, without any additional quorum requirement and will have full powers to act as Directors of the Corporation for such meeting.
(d)Liability. No officer, Director or employee acting in accordance with this Section 34 shall be liable except for willful misconduct.
(e)Powers. The Board of Directors, either before or during any Emergency, may, effective in the Emergency, change the principal executive office or designate several alternative principal executive offices or regional offices, or authorize the officers so to do. Without limiting any powers or emergency actions that the Board of Directors may take during an Emergency, during an Emergency, the Board of Directors may take any action that it determines to be practical and necessary to address the circumstances of the Emergency including, without limitation, taking the actions with respect to stockholder meetings and dividends as provided in Section 110(i) of the DGCL.
(f)Amendments. At any meeting called in accordance with subsection (b) of this Section 34, the Board of Directors may modify, amend or add to the provisions of this Section 34 so as to make any provision that may be practical or necessary for the circumstances of the Emergency.

(g)Repeal or Change. The provisions of this Section 34 shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 34 with regard to action taken prior to the time of such repeal or change.
(h)Nonexclusivity. Nothing contained in this Section 34 shall be deemed exclusive of any other provisions for emergency powers consistent with other sections of the DGCL which have been or may be adopted by corporations created under the DGCL.

Indemnification
35.(a)    Each person who was or is or is threatened to be made a witness in or a party to a Proceeding (as defined below) by reason of such person’s Corporate Status (as defined below) shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, excise taxes, or penalties, including under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person whose Corporate Status which initially entitled such person to indemnity hereunder has ceased and shall inure to the benefit of his or her heirs, executors, and administrators.
For purposes of this Section 35,
“Proceeding” means any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative, or investigative, other than any proceeding (i) brought by such person seeking indemnification hereunder under Section 35(b) or (ii) otherwise initiated by such person seeking indemnification hereunder unless such proceeding was authorized by resolution of the Board of Directors.
“Corporate Status” means (i) an individual who is or was a Director or officer of the Corporation, (ii) to the extent permitted by the DGCL, an individual who is an employee or agent of the Corporation (who is not also Director or officer of the Corporation), if the Board of Directors adopts a resolution that specifically states that such person shall be entitled to some or all of the benefits of this Section 35 (an “Other Indemnified Person”), or (iii) a Director, officer, or Other Indemnified Person who is serving at the request of the Corporation as a director, officer or administrator of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
The right of a Director or officer of the Corporation to indemnification conferred in this Section 35 shall be a contract right that vests upon such person becoming a Director or officer of the Corporation and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) reasonably incurred in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required under the DGCL, the payment of such expenses by the Corporation in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under the DGCL.

The resolutions of the Board of Directors specifying an individual as an Other Indemnified Person may specify such terms and conditions as the Board of Directors in its sole discretion may require regarding payment of expenses (including attorneys’ fees) reasonably incurred by any Other Indemnified Person in defending any Proceeding in advance of the final disposition of such Proceeding. This Section 35 shall not constitute a contract right for any Other Indemnified Person.
(b)If a claim under Section 35(a) is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expense (as claimant establishes by competent proof of reasonable and necessary hourly fees, if any, and not on a contingent basis) of prosecuting the successful portion of such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed or, in the case of a claim regarding advancement of expenses by an Other Indemnified Person, the Corporation has terminated, reduced, or placed conditions upon advancement of expenses in accordance with Section 35(a), but in each case the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(c)The right to indemnification and the advancement and payment of expenses conferred in this Section 35 shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation, other By-law, agreement, vote of stockholders or disinterested Directors, or otherwise.
(d)The Corporation may maintain insurance, at its expense, to protect itself and any person, including any person who is or was a Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise, against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

(e)If this Section 35 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each Director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, to the full extent permitted by any applicable portion of this Section 35 that shall not have been invalidated.
(f)Any amendment or modification of this Section 35 affecting the rights of persons described in this Section 35 will not alter the rights of such persons with respect to conduct pre-dating the amendment or modification without the affected individual’s written consent.
Forum for Adjudication of Disputes
36.Unless the Corporation consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought or purportedly brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer, employee, stockholder, or agent of the Corporation to the Corporation or the Corporation’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action or proceeding asserting a claim (a) arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL, the Certificate of Incorporation, or these By-laws (in each case, as they may be amended from time to time) or (b) as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-laws (in each case, as they may be amended from time to time) or any provision thereof, (v) any action or proceeding asserting a claim against the Corporation or any current or former Director, officer, employee, stockholder or agent of the Corporation governed by the internal affairs doctrine of the law of the State of Delaware, or (vi) any action or proceeding asserting an “internal corporate claim” as defined in Section 115 of the DGCL shall, to the fullest extent permitted by law be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if and only if such court does not have subject matter jurisdiction thereof, in the federal district court of the State of Delaware. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action or proceeding arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 36.  Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance.

Revised effective May 2, 2024

39